Delaware - The First State I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “SUMMIT THERAPEUTICS INC.”, FILED IN THIS OFFICE ON THE TWENTY-SEVENTH DAY OF JULY, A.D. 2022, AT 1:54 O CLOCK P.M. Jeffrey W. Bullock, Secretary of State 3262870 8100 SR# 20223102451 You may verify this certificate online at corp.delaware.gov/authver.shtml Authentication: 204027494 Date: 07-28-22 ela are he irst t te Page 1 2870 00 thentication: 27494 # 102451 ate: - 8-22 u ay rify is rtifi te li e t . l are. ov/authver.shtml REY . LOCK, TARY TE E TE WARE, BY IFY E CHED E D ECT Y E ICATE DMENT “ IT UTICS .”, ED S CE E EVENTH Y LY, D. 22, 4 `CLOCK M.

State of Delaware Secretary of State Division of Corporations Delivered 01:54 PM 07/27/2022 AMENDMENT FILED 01:54 PM 07/27/2022 TO - File Number 3262870 RESTATED CERTIFICATE OF INCORPORATION OF SUMMIT THERAPEUTICS INC. Pursuant to Section 242 of the General Corporation Law of the State of Delaware Summit Therapeutics Inc. (the “Company™), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows: A resolution was duly adopted by the Board of Directors (the “Board”) of the Company pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth an amendment to the Restated Certificate of Incorporation of the Company (the “Charter Amendment”) and declaring said amendment to be advisable. The stockholders of the Company duly approved said proposed amendment at a special meeting of the stockholders called and held on July 27, 2022, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, by voting the necessary number of 2 required by statute in favor of the Charter Amendment. The resolution setting forth the amendment is as follows: RESOLVED, that the Board hereby approves and recommends that the Company’s stockholders approve that the first paragraph of the FOURTH Article of the Restated Certificate of Incorporation, dated September 18, 2020, be deleted in its entirety and replaced with the following language: “The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is 370,000,000 shares, consisting of (i) 350,000,000 shares of Common stock, $0.01 par value per share (the “Common Stock”), and (ii) 20,000,000 shares of Preferred stock, $0.01 par value per share (the “Preferred Stock” i er WITNESS WHEREOF, the Company has caused its corporate seal to be affixed hereto and this Charter Amendment to be signed by its Chief Financial Officer this 27" day of July, 2022. SUMMIT THERAPEUTICS INC. By: ; 03-23. 20 Name: Ankur Dhingra Title: Chief Financial Officer